Exhibit 99.2

AMENDMENT NO. 2 TO RIGHTS AGREEMENT

THIS AMENDMENT NO. 2 TO RIGHTS AGREEMENT, dated as of May 14, 2003, (this “Amendment No. 2”), between CADMUS COMMUNICATIONS CORPORATION, a Virginia Corporation (the “Company”), and WACHOVIA BANK, NATIONAL ASSOCIATION (formerly First Union National Bank), a national banking association organized under the laws of the United States (the “Rights Agent”), provides as follows:

WITNESSETH

WHEREAS, the Company and the Rights Agent are parties to a Rights Agreement dated February 15, 1999 (as amended by an Amendment to Rights Agreement dated February 17, 2000, the “Rights Agreement”), specifying the terms of the Rights (as defined therein);

WHEREAS, the Company and the Rights Agent now desire to amend the Rights Agreement in order to reflect the change in the (i) the name of the Rights Agent and (ii) the address of the Company for notices or demands authorized by the Rights Agreement; and

WHEREAS, the Company and the Rights Agent now desire to amend the Rights Agreement in order to provide for a three-year independent director evaluation of the Rights, as provided herein;

NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereby agree as follows:

1. Amendment to Section 3: “Issue of Rights and Rights Certificates” The first sentence of the legend contained in Section 3(c) of the Rights Agreement is hereby amended and the entire legend is restated in its entirety as follows:

This certificate also evidences and entitles the holder thereof to certain Rights as set forth in the Rights Agreement between Cadmus Communications Corporation (the “Company”) and Wachovia Bank, National Association (formerly First Union National Bank, the “Rights Agent”) dated as of February 15, 1999 (as amended through May 14, 2003, the “Rights Agreement”), the terms of which are incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights that are owned or that were previously owned by a Person who is, was or becomes an Acquiring Person or any Affiliate or Associate of an Acquiring Person may become null and void.

2. Amendment to Section 26: “Notices” The address of the Company and the name of the Rights Agent contained in Section 26 of the Rights Agreement are hereby amended and Section 26 of the Rights Agreement is restated in its entirety as follows:

Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sent by registered or certified mail and shall be deemed given upon receipt if addressed (until another address is filed in writing with the Rights Agent) as follows:

CADMUS COMMUNICATIONS CORPORATION

1801 Bayberry Court, Suite 200

Richmond, Virginia 23226

Attention: Chief Financial Officer

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sent by registered or certified mail and shall be deemed given upon receipt if addressed (until another address is filed in writing with the Company) as follows:

WACHOVIA BANK, N.A.

Corporate Trust Division

1525 West W.T. Harris Blvd. 3C3

Charlotte, North Carolina 28288

Attention: Shareholder Services Group

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

3. Amendment to Section 29: “Determinations and Actions by the Board of Directors, etc.” Section 29 of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

(a) For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board to any liability to the holders of the Rights.

(b) It is understood that the TIDE Committee (as described below) of the Board of Directors shall review and evaluate this Agreement in order to consider whether the maintenance of this Agreement continues to be in the best interests of the Company, its stockholders and other relevant constituencies of the Company at least once every three years, or sooner than that if any Person shall have made a proposal to the Company or its stockholders, or taken any other action that, if effective, could cause such Person to become an Acquiring Person hereunder, if a majority of the members of the TIDE Committee shall deem such review and evaluation appropriate after giving due regard to all relevant circumstances. Following each such review, the TIDE Committee shall communicate its conclusions to the full Board of Directors, including any recommendation in light thereof as to whether this Agreement should be modified or the Rights should be redeemed. The TIDE Committee shall be comprised of members of the Board of Directors who are not officers, employees or Affiliates of the Company and shall be the Nominating and Governance Committee of the Board of Directors as long as the members of the Nominating and Governance Committee meet such requirements.

(c) The TIDE Committee and the Board of Directors, when considering whether this Agreement should be modified or the Rights should be redeemed, shall have the power to set their own agenda and to retain at the expense of the Company their choice of legal counsel, investment bankers and other advisors. The TIDE Committee and the Board of Directors, when considering whether this Agreement should be modified or the Rights should be redeemed, shall have the authority to review all information of the

Company and to consider any and all factors they deem relevant to an evaluation of whether this Agreement should be modified or the Rights should be redeemed.

4. No Other Amendments. Except as expressly amended hereby, the terms of the Rights Agreement shall remain in full force and effect in all respects.

5. Effectiveness. This Amendment No. 2 shall be effective as of May 14, 2003, as fully as if executed by both parties on such date.

6. Governing Law. This Amendment No. 2 shall be deemed to be a contract made under the laws of the Commonwealth of Virginia and for all purposes shall be governed by and construed in accordance with the laws of such Commonwealth applicable to contracts made and to be performed entirely within such Commonwealth.

7. Counterparts. This Amendment No. 2 may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed, all as of the day and year first above written.

CADMUS COMMUNICATIONS CORPORATION

By:	/s/ BRUCE V. THOMAS
Bruce V. Thomas President and Chief Executive Officer

WACHOVIA BANK, NATIONAL ASSOCIATION, formerly First Union National Bank, as Rights Agent

By:	/s/ HOLLY H. DRUMMOND
Holly H. Drummond Assistant Vice President